                                                                    Exhibit 3.31

Certificate of Amendment to the Certificate of Formation of FR Sadsbury Second,
                 LLC (changing name to EB Sadsbury Second, LLC).

                                                         State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 12:44 PM 05/24/2005
                                                     FILED 12:33 PM 05/24/2005
                                                    SRV 050428053 - 3715108 FILE

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            CERTIFICATE OF FORMATION
                                       OF
                             FR SADSBURY SECOND, LLC

     The undersigned, desiring to amend the Certificate of Formation of FR Sadsbury Second, LLC (the "LLC"), which was filed with the Secretary of State of the State of Delaware on October 14, 2003, pursuant to the Delaware Limited Liability Company Act, does hereby certify as follows:

     FIRST: Article 1 of the Certificate of Formation shall be amended as follows:

          "1. The name of the LLC is hereby amended to be EB Sadsbury Second, LLC."

     SECOND: Article 2 of the Certificate of Formation shall be amended as follows:

          "2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of this 23rd day of May, 2005.

                                        ELECTRONICS BOUTIQUE OF AMERICA INC., a
                                        Pennsylvania corporation, its sole
                                        member


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Name: Illegible
                                        Title: Assistant Secretary &
                                               Authorized Person